NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Agreement to Acquire DSM Protective Materials (Dyneema®) and Plans to Explore Sale of Distribution

CLEVELAND – April 20, 2022 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today announced that it has entered into an agreement with Royal DSM (“DSM”) to purchase the DSM Protective Materials business (including the Dyneema® brand) (the “Dyneema business”). The purchase price of $1.485 billion is subject to certain customary adjustments. In conjunction with this proposed acquisition, Avient has also announced that it plans to explore sale options for its Avient Distribution business.

“We are thrilled to add the Dyneema® brand and its unique technologies to Avient, further expanding our growing composites portfolio,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “For 10 years, we have been building our advanced composites platform by focusing on high-performance materials for applications where failure is not an option. The addition of the Dyneema portfolio will raise Avient’s material offerings to the highest levels on the performance spectrum of composites and engineered fibers.”

The foundation of the protective materials business of DSM is the renowned technology and globally admired brand of Dyneema®, the World’s Strongest Fiber™. The ultra-lightweight specialty fiber is 15 times stronger than steel and is used in demanding applications such as ballistic personal protection, marine and sustainable infrastructure, renewable energy, industrial protection and outdoor sports. Estimated sales and EBITDA for the Dyneema business in 2022 are approximately $415 million and $130 million, respectively. The business includes six production facilities, four R&D centers and approximately 1,000 employees located around the world.

Excluding intangible amortization, the acquisition will be immediately accretive to EPS, adding approximately $0.35 per share on a pro forma basis for 2022. Further, Avient’s composites platform with the Dyneema business will represent over 50% of the company’s Specialty Engineered Materials segment sales.

Composites Platform – Sales and EBITDA

($ in millions)
$74
$84
$216
$212
$261
$680
$5
$10
$32
$41
$49
$180
2017
2018
2019
2020
2021
2022PF (1)
Sales
EBITDA

(1) Pro forma for the acquisition of Dyneema

“In conjunction with our intent to acquire Dyneema, we plan to explore a potential sale of our distribution business,” said Mr. Patterson. “This would allow Avient to remain modestly levered at 2.9x adjusted EBITDA while also expanding adjusted EBITDA margins from 12% to 18%, the highest amongst our formulator peers.”

The acquisition has been approved by the Boards of Directors at both Avient and DSM and is expected to close later this year, subject to the satisfaction of customary closing conditions.

Committed financing for the acquisition is being provided by Morgan Stanley and J.P. Morgan. Jones Day served as outside legal counsel to Avient.

Avient will host a webcast on Wednesday, April 20, 2022 at 9:00 a.m. EST to discuss the key highlights of the expected acquisition of the Dyneema business as well as its first quarter 2022 financial results.

Webcast Details

Avient will host a webcast on Wednesday, April 20, 2022 at 9:00 a.m. EST. The webcast can be viewed at avient.com/investors, or by clicking here: https://edge.media-server.com/mmc/p/edkwvu9r. To participate in the audio-only portion of the call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 4774915. There will be a question and answer session following the company's presentation and prepared remarks. A recording of the webcast and the slide presentation will be available at avient.com/investors. In addition, a recording of the audio will be available for one week, beginning at noon EST on Wednesday, April 20, 2022. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and provide conference ID number 4774915.

This webcast replaces the previously communicated earnings webcast date that was originally scheduled to be held on Wednesday, April 27.

About Avient

Avient Corporation (NYSE: AVNT), with 2021 revenues of $4.8 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient employs approximately 8,700 associates and is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com.

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Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the time required to consummate the acquisition of the Dyneema business; the satisfaction or waiver of conditions in the purchase agreement; completion of the consultation process with the relevant Dutch works council; the ability to obtain required regulatory or other third-party approvals and consents and otherwise consummate the proposed acquisition of the Dyneema business; our ability to achieve the strategic and other objectives relating to the proposed acquisition of the Dyneema business and possible sale of the distribution business; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include estimated 2022 Dyneema business and Composites Platform pro forma EBITDA. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as outlook for adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com